Exhibit (k)(10)

EXECUTION COPY

AMENDMENT NO. 3

TO

AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of May 8, 2015, to the Amended and Restated Credit Agreement, dated as of May 16, 2013, by and among NEXPOINT CREDIT STRATEGIES FUND, a Delaware statutory trust (herein referred to as the “Borrower”), the Banks party thereto from time to time and STATE STREET BANK AND TRUST COMPANY, as agent for the Banks (in such capacity, the “Agent”), as amended by Amendment No. 1, dated as of January 9, 2014 and Amendment No. 2, dated as of May 9, 2014 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II. The Borrower desires an amendment to the Loan Documents upon the terms and conditions herein contained, and the Banks have agreed thereto upon the terms and conditions herein contained.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in appropriate alphabetical order:

“Amendment No. 3 Effective Date” means the Amendment Effective Date as such term is defined in Amendment No. 3 to this Agreement.

“Anti-Corruption Laws” means, with respect to any Person, all laws, rules, and regulations of any jurisdiction applicable to such Person from time to time concerning or relating to bribery or corruption.

“Commitment Fee Rate” means, for any date, a rate per annum equal to (a) during the period from the Effective Date to but excluding the Amendment No. 3 Effective Date, the applicable rate set forth from time to time in this Agreement at which the commitment fee accrues, and (b) at all other times, 0.20%.

“One-month LIBOR Rate” means, as of any day, the higher of (a) 0.0%, and (b) the rate appearing on the Reuters “LIBOR01” screen displaying interest rates for Dollar deposits in the London interbank market (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, as the rate for Dollar deposits in the London interbank market with a maturity of one month, provided that in the event such rate does not appear on such screen (or on any successor or substitute page on such screen or otherwise on such screen), the “One-month LIBOR Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to Dollar deposits in the London interbank market as may be selected by the Agent or, in the absence of such availability, by reference to the rate at which Dollar deposits of $1,000,000 in immediately available funds for a term of one month are offered by the principal office of the Agent to leading banks in the London interbank market at approximately 11:00 a.m., London time, provided further that in the event such day is not a LIBOR Business Day, then One-month LIBOR Rate shall be such rate as in effect on the immediately preceding LIBOR Business Day.

“Sanctions” has the meaning set forth in Section 4.16 hereof.

2. Section 1.01 of the Credit Agreement is hereby amended by deleting the following defined terms appearing therein: “Distressed Asset”, “Executive Order”, “Foreign Assets Control Regulations”, “Overnight LIBOR Rate”, and “Trading with the Enemy Act”.

3. Each of the defined terms “Base Rate Margin”, “Borrowing Base”, and “LIBOR Margin” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety, respectively, to read as follows:

“Base Rate Margin” means 1.25%.

“Borrowing Base” means, at the relevant time of reference thereto, an amount which is equal to the lesser of (a) 33 1/3% of the Adjusted Net Assets of the Borrower and (b) the sum of the following items, without duplication (to the extent that they are classified as “assets” on the balance sheet of the Borrower in accordance with Generally Accepted Accounting Principles):

(i) 75% of the aggregate Asset Value of all Eligible Senior Loans which have a market value of at least 90% of par value and are rated B- or better by S&P or B3 or better by Moody’s;

(ii) 60% of the aggregate Asset Value of all Eligible Senior Loans which have a market value of at least 50% (but lower than 90%) of par value and are rated B- or better by S&P or B3 or better by Moody’s;

(iii) 50% of the aggregate Asset Value of all Eligible Senior Loans which have a market value of at least 30% of par value and are rated CCC+ or better by S&P or Caa1 or better by Moody’s;

(iv) 90% of the aggregate Asset Value of all Eligible Commercial Paper rated A1 or better by S&P or P1 or better by Moody’s and all Eligible Government Securities;

(v) 80% of the aggregate Asset Value of all Eligible Domestic Debt Securities, Eligible OECD Sovereign Debt Securities and Eligible Guaranteed Debt Securities, in each case rated BBB- or better by S&P or Baa3 or better by Moody’s;

(vi) 70% of the aggregate Asset Value of all Eligible Domestic Debt Securities rated BB- or better (but lower than BBB-) by S&P or Ba3 or better (but lower than Baa3) by Moody’s;

(vii) 60% of the aggregate Asset Value of all Eligible Domestic Debt Securities rated B- or better (but lower than BB-) by S&P or B3 or better (but lower than Ba3) by Moody’s;

(viii) 50% of the aggregate Asset Value of all Eligible Domestic Equity Securities;

(ix) 50% of the aggregate Asset Value of (x) all Eligible Domestic Debt Securities rated CCC+ or better (but lower than B-) by S&P or Caa1 or better (but lower than B3) by Moody’s, and (y) all Eligible Collateralized Loan Obligations rated B- or better by S&P or B3 or better by Moody’s; and

(x) 0% of the aggregate Asset Value of all other assets of the Borrower (including the Borrower’s direct or indirect debt, equity or other interests or investments in Freedom RLLC and NexPoint Residential Trust, Inc.);

provided, that:

(1) if any security or loan asset has a lower rating from one agency than from another, the higher rating shall be disregarded for purposes of the foregoing;

(2) if any security or loan asset held by the Borrower is unrated by either agency but would otherwise constitute an Eligible Senior Loan, an Eligible Domestic Debt Security, or an Eligible OECD Sovereign Debt Security (an “Unrated Asset”), and such Unrated Asset shall in the reasonable judgment of the Investment Manager be of equal credit quality as a rated security or loan asset of the same general type (i.e., an Eligible Senior Loan, an Eligible Domestic Debt Security, or an Eligible OECD Sovereign Debt Security, as the case may be) which is valued similarly as such Unrated Asset (the “Relevant Rated Asset”), then for purposes of determining the Borrowing Base, such Unrated Asset shall be valued in accordance with the foregoing similarly to the Relevant Rated Asset;

(3) if the sum of (a) all Eligible Senior Loans (i) that are unsecured loans or other extensions of credit, (ii) that are loans or other extensions of credit secured by a lien that is not a first perfected lien, or (iii) the issuer in respect of which is domiciled (or whose principal place of business is located) outside the United States, plus (b) Unrated Assets, plus (c) aggregate investments in all debt securities (other than those issued by the Government of the United States) with a market value priced below 50% of par value, plus (d) the aggregate investments in securities (other than those issued by the Government of the United States) rated CCC+ by S&P or Caa1 by Moody’s, plus (e) aggregate investments in collateralized loan obligations, constitutes more than 20% of the Borrowing Base, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(4) if aggregate investments in any one country (other than the United States) constitute more than 10% of the Borrowing Base, the amount of such excess shall not be included in the calculation of the Borrowing Base;

(5) if the securities of any one issuer (other than the Government of the United States) constitute more than 5% of the Borrowing Base, the amount of such excess shall not be included in the calculation of the Borrowing Base; and

(6) no asset shall be included in the calculation of the Borrowing Base if it constitutes an Illiquid Asset or an asset which is the subject of a reverse repurchase agreement, dollar roll or securities lending transaction.

“LIBOR Margin” means 1.10%.

4. The defined term “Base Rate” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the term “Overnight LIBOR Rate” contained in clause (a) thereof with the term “One-month LIBOR Rate”.

5. The defined term “Eligible Domestic Equity Securities” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrases “Convertible Securities and” and “, in each case” contained therein.

6. The defined term “Federal Funds Rate” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase “the higher of (a) 0.00% or (b)” immediately after the phrase “for any day,” contained therein.

7. The defined term “LIBOR Offered Rate” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase “the higher of (a) 0.00% or (b)” immediately after the phrase “for any Interest Period,” contained therein.

8. The defined term “Termination Date” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “May 8, 2015” with the date “May 6, 2016”.

9. The last sentence of Section 2.06(a) of the Credit Agreement is hereby amended and restated as follows:

Accrued and unpaid interest on each Base Rate Loan shall be payable (i) in the case of interest accrued during a calendar month, on the fifteenth (15th) day of the immediately succeeding calendar month, and (b) on the Termination Date.

10. The last sentence of Section 2.06(b) of the Credit Agreement is hereby amended and restated as follows:

Accrued and unpaid interest on each LIBOR Loan shall be payable (i) in the case of interest accrued during a calendar month, on the fifteenth (15th) day of the immediately succeeding calendar month, and (b) on the Termination Date.

11. Section 2.07 of the Credit Agreement is hereby amended by replacing the phrase “at the rate of 0.15% per annum” contained therein with the phrase “at the Commitment Fee Rate”.

12. Section 4.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 4.16 OFAC, Anti-Corruption and Other Regulations. The Borrower represents and warrants to the Agent and each Bank that (a) none of the Borrower, any Subsidiary thereof, nor any director, officer, employee, agent or affiliate of the Borrower or any such Subsidiary is a Person that is, or is owned or controlled by Persons that are (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident of a country or territory that is, or whose government is, the subject of Sanctions, (b) the Borrower and each Subsidiary thereof has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and such Subsidiary and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (c) the Borrower, each Subsidiary thereof and their respective directors and officers and, to the knowledge of the Borrower, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

13. Section 5.01(c) of the Credit Agreement is hereby amended by replacing the word “second” contained therein with the word “seventh”.

14. Section 5.07(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e) Debt in an aggregate principal amount not to exceed $200,000,000 at any one time outstanding to BNP;

15. Article V of the Credit Agreement is hereby amended by adding a new Section 5.23 thereto, as follows:

SECTION 5.23 OFAC, Anti-Corruption and Other Regulations. Until all Obligations have been paid in full and the Commitments have been terminated, the Borrower hereby covenants and agrees as follows (a) to not, directly or indirectly use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary thereof, any joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise), and (b) to maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, the Subsidiaries thereof, and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

16. Section 6.01(b) of the Credit Agreement is hereby amended by replacing the phrase “5.20, or 5.21” with “5.20, 5.21 or 5.23”.

17. Section 9.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 9.01. Notices. (a) Except as provided in paragraph (b) below, all notices, requests, consents and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telex number or facsimile number set forth on Schedule 1 attached hereto. Each such notice, request, consent or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VII shall not be effective until received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices made by the Borrower consisting of requests for loans or notices of repayments hereunder may be delivered or furnished by e-mail or other electronic communication pursuant to procedures approved by the Agent, unless the Agent, in its discretion, notifies the Borrower otherwise. The Agent may, in its discretion, agree to accept other notices and communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Neither the Agent, nor any Bank nor any of the directors, officers, employees, agents or Affiliates or the Agent or any Bank shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(c) Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed to have been given when received by the Agent and (ii) if agreed to pursuant to paragraph (b), above, financial information posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d) Any party hereto may change its address facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

18. Schedule 1 to the Credit Agreement is hereby amended and restated in the form of Schedule 1 hereto.

19. Annex 1 to Exhibit D to the Credit Agreement is hereby amended and restated in its entirety in the form of Annex 1 attached hereto.

20. Paragraphs 1 through 19 of this Amendment shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a) the Agent shall have received from the Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of such party, or (ii) written evidence satisfactory to the Agent (which may include electronic mail transmission (in printable format) or facsimile of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b) the Agent shall have received from the Borrower a manually signed certificate from the Secretary or Assistant Secretary of the Borrower, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the board of directors of the Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, and (iii) certifying that the Borrower’s Charter Documents have not been amended, supplemented or otherwise modified since May 9, 2014 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c) the Agent shall have received from the Borrower a manually signed certificate from an Authorized Signatory, in all respects satisfactory to the Agent, certifying that neither the execution and delivery by the Borrower of this Amendment nor the consummation of the transactions contemplated by the Amendment and the Credit Agreement, as amended hereby, nor compliance with the terms, conditions and provisions hereof or thereof by the Borrower will conflict with, or result in a breach or violation of, or constitute a default under any contractual restriction (including any such contractual restriction governing the BNP Debt) binding on or affecting the Borrower or any of its assets;

(d) receipt by the Agent of the legal opinion of Dechert LLP, outside counsel for the Borrower, addressed to the Agent and the Banks and covering such matters relating to the transactions contemplated hereby as the Agent may reasonably request;

(e) On and as of the Amendment Effective Date, the aggregate outstanding principal balance of the Loans shall not exceed the Commitment Amount (after giving effect to the reduction thereof contemplated by this Amendment);

(f) the Agent shall have received a duly completed Form FR U-1 executed and delivered by the Borrower and in form and substance satisfactory to the Agent; and

(g) the Borrower shall have paid all out-of-pocket fees and expenses incurred by the Agent (including, without limitation, reasonable legal fees and disbursements of counsel to the Agent) in connection herewith to the extent they have been invoiced prior to the date hereof and are payable by the Borrower pursuant to Section 9.03 of the Credit Agreement.

21. The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder (except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing) and agrees and admits that (i) it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligation, and (b) (1) represents and warrants that, as of the date of execution and delivery hereof by the Borrower, after giving effect to the amendments contained in this Amendment, no Default has occurred and is continuing and (2) after giving effect to the amendments contained in this Amendment, the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents (including, without limitation, the representations and warranties in Section 4.03 of the Credit Agreement with respect to any and all agreements with respect to the BNP Debt) are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

22. Except as expressly set forth herein, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

23. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. Delivery of an electronic counterpart to this Amendment (which may include electronic mail transmission (in printable format) or facsimile of a signed signature page of this Amendment) shall be as effective as delivery of an original counterpart.

24. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[the remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, each party hereto, intending this Amendment No. 3 to the Amended and Restated Credit Agreement to take effect as an agreement under seal, has caused this agreement to be duly executed by its duly authorized representative(s) as of the day and year first above written.

NEXPOINT CREDIT STRATEGIES FUND

By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Treasurer

STATE STREET BANK AND TRUST COMPANY, individually and as Agent

By:	/s/ James H. Reichart
Name: James H. Reichart
Title: Vice President

NEXPOINT CREDIT STRATEGIES FUND – AMENDMENT NO. 3

SCHEDULE 1

BORROWER:
NEXPOINT CREDIT STRATEGIES FUND
300 Crescent Court, Suite 700
Dallas, Texas 75201
Attention: Brian Mitts
Phone: 972-419-2556
Email: bmitts@highlandfunds.com

SCHEDULE I

	COMMITMENT	COMMITMENT
BANKS:	AMOUNT	PERCENTAGE
STATE STREET BANK AND TRUST COMPANY	$200,000,000	100%
For funding or payment notices:

Domestic Lending Office:

Mutual Fund Lending Department
Copley Place, Tower 1
Boston, MA 02116
Attn: Peter Connelly, Assistant Vice President -
CSU Manager
Tel: (617) 662-8588
Fax: (617) 988-6677
Email: ais-loanops-csu@statestreet.com

LIBOR Lending Office:

Mutual Fund Lending Department
Copley Place, Tower 1
Boston, MA 02116
Attn: Peter Connelly, Assistant Vice President -
CSU Manager
Tel: (617) 662-8588
Fax: (617) 988-6677
Email: ais-loanops-csu@statestreet.com

For all other notices:

State Street Bank and Trust Company
Mutual Fund Lending Department

For Overnight Deliveries:
100 Huntington Avenue
Tower 2, 4th Floor
Boston, Massachusetts 02116

For USPS Deliveries:
Box 5303
Boston, Massachusetts 02206

Attention: James Reichert
Facsimile: (617)662-8664
Telephone: (617)662-8620

SCHEDULE I

Annex 1

to Borrowing Base Report

As of:

a) Total Assets	$

Total liabilities	$

Plus: Fair market value of assets pledged in excess of stated liability	$

Plus: Financial Contract Liability (without duplication)	$

Plus: Debt (without duplication)	$

Less: Senior Securities Representing Indebtedness	($	)

b) Total Liabilities:	$

Adjusted Net Assets (a minus b)	$

Borrowing Base shall equal the lesser of:

(i) 33 1/3% of Adjusted Net Assets	$

Or

(ii) The sum of:

Senior Loans:

75% of Eligible Senior Loans rated B- / B3 or better, trading over 90% of par	$

60% of Eligible Senior Loans rated B- / B3 or better, trading over 50% of par	$

50% of Eligible Senior Loans rated CCC+ / Caa1 or better, trading over 30% of par	$

All other asset types:

90% of Eligible Government Securities	$

90% of Eligible Commercial Paper rated A1 / P1 or better	$

80% of Eligible Domestic Debt Securities rated BBB- / Baa3 or better	$

80% of Eligible OECD Sovereign Debt Securities rated BBB- / Baa3 or better	$

80% of Eligible Guaranteed Debt Securities rated BBB- / Baa3 or better	$

70% of Eligible Domestic Debt Securities rated BB- / Ba3 or better	$

60% of Eligible Domestic Debt Securities rated B- / B3 or better	$

50% of Eligible Domestic Equity Securities

50% of the sum of (i) Eligible Domestic Debt Securities rated CCC+ /Caa1 and (ii) all Eligible Collateralized Loan Obligations rated B- or better by S&P or B3 or better by Moody’s	$

ANNEX I TO BORROWING BASE REPORT

Sub-total	$

Exclusions:

Unsecured Loans / Non-U.S. Investments /Second Lien Senior Loans;
Unrated Assets; Securities priced below 50% of par; Securities rated
CCC+/Caa1; Collateralized Loan Obligations
(i) 20% of sub-total above	$

(1) Asset Value of all Eligible Senior Loans (x) that are unsecured loans or other extensions of credit, (y) that are loans or other extensions of credit secured by a lien that is not a first perfected lien, or (z) the issuer in respect of which is domiciled (or whose principal place of business is located) outside the United States

$

(2) Asset Value of all Unrated Assets	$

(3) Asset Value of all investments in debt securities (other than those issued by the Government of the United States) with a market value priced below 50% of par value	$

(4) Asset Value of all investments in securities (other than those issued by the Government of the United States) rated CCC+ / Caa1	$

(5) aggregate investments in collateralized loan obligations	$

(ii) the sum of (1) plus (2) plus (3) plus (4) plus (5)	$

If (ii) is greater than (i), excess amount to be excluded from sub-total above	($	)

Single Non-U.S. Country

(i) 10% of sub-total above	$

(ii) total market value of investments in any single non-U.S. country included in sub-total above	$

If (ii) is greater than (i), excess amount to be excluded from sub-total above	($	)

Single Issuer

(i) 5% of sub-total above	$

(ii) total market value of securities attributable to any single issuer included in sub-total above	$

If (ii) is greater than (i), excess amount to be excluded from sub-total above	($	)

Sum:	$

All terms as defined in the credit agreement.

*	No asset shall be included in the calculation of the Borrowing Base if it constitutes an Illiquid Asset or an asset which is the subject of a reverse repurchase agreement, dollar roll or securities lending transaction.
**	Should any security or loan have multiple ratings, the lower rating shall prevail.

ANNEX I TO BORROWING BASE REPORT